UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2025

GUERRILLA RF, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-56238	85-3837067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2000 Pisgah Church Road Greensboro, NC	27455
(Address of principal executive offices)	(Zip Code)

(336) 510-7840
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment No. 3 to Amended and Restated Loan Agreement

On December 30, 2025, the Company entered into Amendment No. 3 to Amended and Restated Loan Agreement (the “Salem Amendment”) with its primary lender, Salem Investment Partners V, Limited Partnership (“Salem”).  In light of the Company’s improved operating performance and continued progress on strategic and financial initiatives during 2025, Salem agreed to extend the term of the loan by 12 months and adjust the principal repayment schedule as follows: 12/31/2026 - $200,000; 12/31/2027 - $1.5 million; 12/31/2028 - $1.5 million; and 12/31/2029 - $1.3 million. The Salem Amendment also provides for a 1% fee ($45,000) payable to Salem upon the maturity of the loan. Management views the Salem Amendment as a constructive development for the Company, rewarding the Company for the disciplined execution of its business plan, improving operating performance, and proactive balance sheet management.

The foregoing summary of the Salem Amendment does not purport to be complete and is qualified by reference to the full text of the Salem Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 3 to Amended and Restated Loan Agreement, dated December 30, 2025, between the Company and Salem Investment Partners V, Limited Partnership
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUERRILLA RF, INC.

Date: December 31, 2025	By:	/s/ Ryan Pratt
Ryan Pratt
Chief Executive Officer and Director